EXHIBIT 10.53



                              Employment Agreement
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This EMPLOYMENT AGREEMENT (the  "Agreement") is dated September  6, 1995 and effective as of October 1, 1995 (the "Effective Date"), between MEDICON, Inc., an Illinois corporation (the "Company"), and Alan P. Mintz (the "Employee");

WHEREAS, the Board of Directors of the Company (the "Board") approved and authorized the entry into this Agreement with the Employee;

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship between the Employee and the Company.

NOW, THEREFORE, it is AGREED as follows:

1.   Employment.  The Employee is employed as Chairman of the Board of the
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     Company from the date hereof through the term of this Agreement. In this capacity, the Employee shall have such duties and responsibilities as the Board shall designate and as are not inconsistent with the Employee's position with the Company, including the performance of duties with respect to any subsidiaries of the company.

2.   Term.
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     (a)  The term of employment under this Agreement shall commence on the
          Effective Date and end as provided below in this Section 2 (the "Employment Period"). The Employment Period shall end on December 31, 1996, provided that (i) the employment of the Employee shall terminate prior to such date (a) upon the Employee's resignation or death or (b) upon the permanent disability or incapacity of the Employee that causes the Employee to be unable to perform his duties under this Agreement (as determined by the Board of Directors in its good faith judgement) and (ii) the Employment Period may be terminated by the Company at any time without Cause (as defined below) upon 90 days' prior written notice or for Cause at any time. Notwithstanding the foregoing, this Agreement will be renewed annually under similar general terms unless the Board of Directors delivers notice of its decision not to renew such Agreement to the Employee at least 90 days prior to the expiration of the then-applicable term of employment.

     (b) If Employment period is terminated by the Company without Cause, the Employee shall be entitled to receive a severance payment equal to one year of Base Salary (as defined below) paid out monthly; provided, however, that the Company will cease paying such severance if the Employee becomes employed within such time period; provided, further, that the Company shall also cease paying such severance if the Employee materially breaches any provision of paragraphs 8 or 9 hereof.


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     (c)  If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above, the Employee shall be entitled to receive his Base Salary through the date of termination.

     (d) All of the Employee's rights to Fringe Benefits (as defined below) and Bonuses (as defined below) hereunder (if any) accruing after the termination of the Employment Period shall cease upon such termination.

     (e) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, (ii) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (iii) failure to perform duties as reasonably and lawfully directed by the Board of Directors, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to the Employee, in each case as determined in the good faith judgment of the Board of Directors.

3.   Salary.  The Company agrees to pay the Employee during the term of this
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     Agreement a salary at an annual rate of $250,000 (the "Base Salary"), payable in accordance with the payroll policy of the Company (but not less frequently than monthly), less such deductions or amounts to be withheld as shall be required by applicable law and regulations. Participation in deferred compensation, performance bonus, retirement, and other employee benefit plans and in fringe benefits shall not reduce the Base Salary payable to the Employee under this Section 3.

4.   Performance Bonuses.
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     (a)  Short-term Incentive Bonus.  The Employee is eligible to receive one
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          of two potential cash bonuses based on the following (which are in addition to the Annual Bonus described in Section 4(b) below):

          (i) If the Company (1) achieves positive quarterly net income in either the first or second quarter of fiscal 1996 and (2) does
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               not require additional capital before June 30, 1996 (excluding
               IPO or Board-approved investment by a non-affiliated corporate partner) beyond the pending $7.5 million contribution of capital by the principal selling shareholders of the 1994 recapitalization (the "Principals' Contribution"), the Employee will receive a short-term incentive bonus ("Short-Term Bonus Option One") equal to 50% of his Base Salary. Such bonus will be payable at the end of the fiscal year, but only if the Company has remained profitable for the balance of the year and has not required any additional cash investment.

          (ii) If the Company does not satisfy 4(a)(i) above but instead (1) achieves positive quarterly net income in either the third or fourth quarter of fiscal 1996 and (2) does not require
                                             ---
               additional capital before December 31, 1996 (excluding an IPO or Board-



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               approved investment by a non-affiliated corporate partner) beyond the Principals' Contribution, the Employee will receive a short-term incentive bonus ("Short-term Bonus Option Two") equal to 25% of his Base Salary. Such bonus will be payable at the end of the fiscal year only if the company has remained profitable for the balance of the year.

     (b)  Annual Bonus.  For fiscal years ending December 31, 1996 and beyond,
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          the Employee will be eligible for a performance based annual bonus
          (the "Annual Bonus," and together with Short-Term Bonus Option One and Short-Term Bonus Option Two, the "Bonuses"). The Compensation Committee will meet during the fourth quarter of each fiscal year (beginning in the fourth quarter of 1995) to agree upon appropriate performance targets for the following year based on revenue growth, profitability per share and capital required (the "Plan Targets"). These Plan Targets will be linked to the Company's annual plan as approved by the Board of Directors (the "Annual Plan"). At the end of each fiscal year the Employee's Annual Bonus payment will be as follows:

          (i) If the Company achieves the applicable Plan Targets, the employee will receive an Annual Bonus equal to 25% of his Base Salary.

          (ii) If the Company exceeds the applicable Plan Targets, the Employee's Annual Bonus payment may be increased to an amount which equals up to 50% of his Base Salary according to a sliding scale based on extraordinary performance. This sliding scale will be determined each year by the Compensation Committee based on the specific Annual Plan and Plan Targets for that year with the payment of an Annual Bonus equal to 50% of Base Salary occurring with achievement of extraordinary performance.

                    The parties acknowledge that the Annual Bonus plan may have to be revised in the event of an IPO.

5.   Participation in Retirement and Employee Benefit Plans.  The Employee shall
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     be entitled to participate in or receive benefits under any plan of the
     Company relating to pension, thrift, profit sharing, life insurance, medical coverage, disability, education, or other retirement or employee benefits that are available generally to executive employees of the Company (collectively "Fringe Benefits")

6.   Vacations.  The Employee shall be entitled to an annual paid vacation of
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     six weeks per year.  Any vacation days unused in any calendar year will be lost. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee, with approval of the Company, said approval to not be unreasonably withheld.

7.   Business Expenses.  The Employee shall be entitled to prompt reimbursement
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     for all reasonable business expenses incurred by the Employee in the performance of his duties.


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8.   Confidential Information.     The Employee acknowledges that the
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     information, observations and data obtained by him while employed by the
     Company concerning the business or affairs of the Company or any of its subsidiaries ("Confidential Information") are the property of the Company or such subsidiary. Therefore, the Employee agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board of Directors of the Company, unless and to the extent that the aforementioned matters are or become generally known to and available for use by the members of the industry in which the Company operates other than as a result of the Employee's acts or omissions to act. The Employee shall deliver to the Company at the termination of the Employment Period or at any other time that the Company requests, all memoranda, notes, plans, records, reports and other documents and data (and any copies thereof) relating to the Confidential Information or the business of the Company or any of its subsidiaries which he may then possess or have under his control.

9.   Noncompete, Nonsolicitation.
     ---------------------------

     (a) The Employee acknowledges that during his employment with the Company he has become familiar with the Company's and its subsidiaries' trade secrets, and with other confidential information of the Company and its subsidiaries and that his services have been and will be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, the Employee agrees that during the Employment Period and for a period (the "Noncompete Period") of three years following the termination of his employment with the Company, or five years if the Company terminates the employment for Cause or if the Employee resigns, he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company or its subsidiaries as such businesses exist (including, without limitation, diagnostic imaging management care services, diagnostic imaging practice management services, building or acquiring networks of radiology providers or utilization review services) or are in process on the date of the termination of the Employee's employment , within the United States.

     (b) During the Noncompete Period, the Employee shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave the employ thereof, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its subsidiaries at any time during the Employment Period, other than an employee whose employment with such entity was terminated by such entity, or (iii) induce or attempt to induce any customer,client, supplier, licensee, vendor, physician or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee, vendor or business relation and the Company or its subsidiaries.

     (c) If, at the time of enforcement of this paragraph 9, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then


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          existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     (d) In the event of a breach or a threatened breach by the Employee of any of the provisions of this paragraph 9, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

10.  Entire Agreement; Amendment and Waivers.  This instrument is the entire
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     agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto. The parties do not intend to confer any benefit hereunder on any third party, and, without limiting the generality of the foregoing, the parties may, in writing, without notice to or consent of any third person, at any time waive rights hereunder or amend this Agreement in any respect or terminate this Agreement. If either party should waive any breach of any provision of this Agreement such party will not thereby be deemed to have waived any preceeding or succeeding breach of the same provision or any breach of any other provision of this Agreement.

11.  No Assignments.
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     (a)  This Agreement is personal to each of the parties hereto.  No party may assign or delegate any rights or obligations (except under merger) hereunder without first obtaining the written consent of the other parties hereto.

12.  Notice.  For the purpose of this Agreement, notices and all other
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     communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid addressed to Medicon, Inc., 40 Skokie Boulevard, Northbrook, Illinois 60062, and to the Employee, 1140 Sheridan Road, Glencoe, Illinois 60022 provided that all notices to the Company shall be directed to the attention of the Board of Directors with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

13.  Section Headings. The section headings used in this Agreement are included
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     solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

14.  Severability.  Any provision of this Agreement that is deemed invalid,
     ------------
     illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be




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     ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

15.  Miscellaneous.  No provision of this Agreement may be modified, waived or
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     discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver to either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any other prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Illinois without regard to its conflict of law principles.

16.  Counterparts.  This Agreement may be executed in counterparts, each of
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     which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

17.  Survival.  Paragraphs 8 and 9 shall survive and continue in full force in
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     accordance with their terms notwithstanding any termination of the
     Employment Period.


                                             Medicon, Inc.



ATTEST______________________________    ______________________________________
Secretary                               By: Jeffrey R. Jay, M.D.
                                        Title: Chairman, Compensation Committee


                                        EMPLOYEE:



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